UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2022

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55697	46-2378100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 Northeast 191 Street, Suite 500 - #218, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 18, 2022, Accell Audit & Compliance, P.A., (“Accell”) resigned as independent auditors of Life Clips, Inc. (“LCLP”). The resignation was due to the auditor’s lack of resources and expertise with regard to crypto currencies.

(i) During LCLP’s fiscal years ended June 30, 2018, 2019, 2020 and 2021, and all interim periods in between, there have been no disagreements with Accell on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Accell would have caused Accell to make reference to such matter in connection with its report.

(ii) There were no disagreements with Accell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Accell satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(iii) Accell report on the financial statements for the past year contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

LCLP has furnished Accell with a copy of the foregoing disclosure and requested Accell to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of this letter is filed as an exhibit to this report on Form 8-K.

Item 9.01. Exhibit.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description

16	Accell Audit & Compliance, P.A., letter dated December 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: December 22, 2022	/s/ Robert Grinberg
Robert Grinberg, Chief Executive Officer